Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 19, 2010, among Massey Energy Company, a Delaware corporation (the “Company”) and each of the Holders (as defined herein).

WHEREAS, the Company and the Holders are parties to that certain Purchase, Sale and Merger Agreement, entered into on March 16, 2010, by and among the Company, Cumberland Resources Corporation, Powell River Resources Corporation and the Sellers (the “Purchase Agreement”);

WHEREAS, the Holders will receive in the transaction contemplated by the Purchase Agreement shares of Common Stock, (as defined herein) (the “Buyer Shares”); and

WHEREAS, the resale of the Shares (as defined herein) may require registration under the Securities Act (as defined herein); and

WHEREAS, the Company desires to provide certain registration rights to the Holders pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth in the Merger Agreement and this Agreement, the parties agree as follows:

1. Definitions. Terms defined in the Purchase Agreement are used as therein defined unless otherwise defined in this Agreement. In addition, the following terms shall have the meanings indicated:

“Affiliate” shall mean (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; and (ii) with respect to any natural Person: (a) any parent, grandparent, sibling, child or spouse of such natural Person, or any Person married to any such Persons; (b) any trust established for the benefit of such natural Person or any Affiliate of such natural Person; or (c) any executor or administrator of the estate of such natural Person;

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

“Common Stock” shall mean the Company’s common stock, par value $.0625 per share;

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means (i) the persons set forth in Exhibit A attached hereto and (ii) any subsequent holder or holders of any of the Shares that acquires Shares as permitted by Section 16 herein.

“Prospectus” means the prospectus relating to the Shares included in the applicable Registration Statement, and any such prospectus as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Statement” means the Shelf Registration Statement or the Demand Registration Statement, as the case may be.

“Required Period” means the period lasting until the earlier of (i) date that all of the Shares have been sold by the Holders or (ii) the date that all of the Shares may be freely traded without registration and without any volume limitations under Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holder” means, with respect to a specified registration pursuant to this Agreement, Holders whose Shares are included in such Registration Statement.

“Shares” mean the Buyer Shares acquired by the Holders pursuant to the Purchase Agreement at the Closing, (ii) any additional shares of capital stock of the Company received as a result of a stock dividend, stock split or other distribution with respect to any Buyer Shares, (iii) any other shares of capital stock of the Company or any successor thereof received with respect to any Buyer Shares as a result of any merger, reorganization or recapitalization or other business combination transaction and (iv) any other securities issued or issuable in exchange for, upon conversion of, or in substitution for the Shares. Any particular Shares that are issued shall cease to be Shares when (i) a registration statement with respect to the sale by the Holders of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold by the holders thereof pursuant to Rule 144 under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“WKSI” means a well known seasoned issuer as defined in Rule 405 of the Securities Act.

2. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants that it has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Holders, constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(b) Representations and Warranties of the Holders. Each Holder hereby severally represents and warrants that he, she or it has the requisite personal or entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Holder that is a corporation, limited liability company or similar entity and no other corporate proceedings on the part of such Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder and assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

3. Shelf Registration. On or before the 2nd business day following the date hereof, the Company shall file a registration statement with the Commission in order to register the resale of all of the Shares on Form S-3 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). The Shelf Registration Statement will contain a plan of distribution as designated by the Holders. The Shelf Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Shares. If the Company is eligible as a WKSI, the Shelf Registration Statement shall use the automatic shelf registration process and Rule 462. If the Company is not a WKSI or is otherwise ineligible to use the automatic shelf registration process, the Company shall use commercially reasonable efforts to have the Shelf Registration Statement declared effective as soon as practicable after the filing thereof. The Company represents and warrants that it is a WKSI as of the date hereof.

If any Holder so elects, an offering pursuant to the Shelf Registration Statement may from time to time be in the form of an underwritten offering. If a Holder so elects, the holders of a majority in interest of the Shares registered on the Shelf Registration Statement shall select one or more firms of investment bankers and managers to be used in connection with the offering; provided however that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Subject to Sections 5(c) and (d) hereof, the Company shall use its commercially reasonable efforts to continuously maintain the effectiveness of the Shelf Registration Statement during the Required Period.

4. Demand Registration. Any one or more of the Holders (the “Initiating Holders”) shall have the right to request the Company to effect one registration on Form S-3 (the “Demand Registration Statement”) with respect to all or a part of the Shares (such request shall be in writing and shall state the number of Shares to be disposed of and the intended method of disposition). Notwithstanding the foregoing, the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 4:

(a) so long as the Shelf Registration Statement is effective (subject to Sections 5(c) and (d) herein); or

(b) if the Shares requested to be included in such registration have an aggregate fair market value of less than $50,000,000.

Subject to the foregoing, the Company will use its commercially reasonable efforts to effect promptly the registration of Shares on Form S-3 to the extent requested by the Initiating Holders thereof for purposes of disposition and, subject to Sections 5(c) and (d) hereof, to keep such Demand Registration Statement effective for a period not in excess of 60 days or until the Initiating Holders have completed the distribution described in the Demand Registration Statement, whichever first occurs and if the Demand Registration Statement is not effective for this period, then it shall not count as a Demand Registration Statement under this Agreement.

The Demand Registration Statement will contain a plan of distribution as designated by the Holders. The Demand Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416) such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Shares. If the Initiating Holder (or a majority in interest of the Initiating Holders) so elect, the offering of Shares pursuant to such Demand Registration Statement shall be in the form of a firm commitment underwritten offering, in which case all persons or entities participating in such registration may be required to sell their Shares which are included in such registration to the underwriters at the same price and on the same terms of underwriting as is applicable to the Initiating Holder or Holders. If the Demand Registration Statement involves an underwritten offering, the sole or managing underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holder or a majority in interest of the Initiating Holders, subject to the approval of the Company, which approval shall not be unreasonably withheld, delayed or conditioned.

5. Registration Procedures.

(a) Registration Procedures. In connection with the Company’s registration obligations under Sections 3 and 4, the Company shall use its commercially reasonable efforts to effect such registrations to permit the sale of Shares by Selling Holders in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as promptly as reasonably practicable:

(i) prepare and file with the Commission a Registration Statement on an appropriate form under the Securities Act available for the sale of the Shares by the Selling Holders in accordance with the intended method or methods of distribution thereof; provided, however, that the Company shall (a) before filing, furnish to counsel for the Selling Holders (selected by a majority of the Selling Holders) within a reasonable period of time (but in any event at least seven business days) prior to the filing hereof with the Commission to afford to such counsel, the Selling Holders and its counsel a reasonable opportunity for review, copies of the Registration Statement or Prospectus proposed to be filed, and (b) reflect in each such document, when so filed with the Commission, such written comments as such counsel to the Selling Holders may reasonably propose;

(ii) furnish to the Selling Holders such number of conformed copies of the Registration Statement and each amendment thereto, of the Prospectus and each supplement thereto, and of such other documents as the Selling Holders reasonably may request in writing from time to time;

(iii) prepare and file with the Commission any amendments and post-effective amendments to the Registration Statement as may be necessary and any supplements to the Prospectus as may be required or appropriate, in the view of the Company and its counsel, by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective during the Required Period;

(iv) promptly following its actual knowledge thereof (but in any event within two business days), notify the Selling Holders in writing:

(a) when a Registration Statement, Prospectus, Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) or any supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

(b) of any comments or inquiries by the Commission or any request by the Commission or any other governmental authority for amendments or supplements to a Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information (and to furnish the Selling Holders with copies of any correspondence related thereto);

(c) of the issuance by the Commission or any other governmental authority of any stop order or order preventing or suspending the effectiveness of a Registration Statement or the use of any Prospectus or the initiation or threatening of any proceedings for that purpose;

(d) of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e) of the occurrence of any event during the period a Registration Statement is effective which makes any statement made in the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or Issuer Free Writing Prospectus so that such Registration Statement, Prospectus or Issuer Free Writing Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this Section 5(a)(iv)(e) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or an appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein or in light of the circumstances under which they were made, not misleading); and

(f) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be required by applicable law (in which case the Company shall file the same as soon as practicable after such determination and use its commercially reasonable efforts to cause the same to become effective as soon as practicable following filing);

(v) use its commercially reasonable efforts to prevent the issuance of or obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction, at the earliest practicable date;

(vi) as promptly as reasonably practicable after the occurrence of any event contemplated by Section 5(a)(iv)(e) or 5(a)(iv)(f) hereof, use its commercially reasonable efforts to prepare (and furnish, subject to any notice by the Company in accordance with Section 5(a)(iv), to the Selling Holders a reasonable number of copies of) a supplement or post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus (including by means of an Issuer Free Writing Prospectus), or file any other required document so that, as thereafter delivered to the purchasers of the Shares being sold thereunder, such Prospectus or Issuer Free Writing Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) use its commercially reasonable efforts to (a) obtain all other approvals, consents, exemptions or authorizations from such governmental authorities as may be necessary to enable the Selling Holders to consummate the disposition of such Shares and (b) comply with all applicable rules and regulations of the Commission relating to such registration and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act, and the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act);

(viii) use its commercially reasonable efforts to (a) ensure a CUSIP number has been assigned to all Shares and provide or cause to be maintained a transfer agent and registrar for all such Shares not later than the effectiveness of such Registration Statement , and (b) cause all Shares covered by the applicable Registration Statement to be listed on the New York Stock Exchange (“NYSE”) or such other principal national securities exchange on which the Common Stock is then listed, to continue to be so listed for a reasonable period of time after the offering;

(ix) use its commercially reasonable efforts to (a) procure the cooperation of the Company’s transfer agent in settling any offering or sale of Shares and (b) cooperate with the Selling Holders of Shares to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Shares to be sold, and cause such Shares to be issued in such denominations and registered in such names, in accordance with the instructions of the selling Holders of Shares at least three business days prior to any sale of Shares; and

(x) use its commercially reasonable efforts to provide such information as may be reasonably required for any filings required to be made by the Selling Holders with the Financial Industry Regulatory Authority (“FINRA”) in connection with the offering under any Registration Statement of the Shares and, upon the written request of the Selling Holders, shall use its commercially reasonable efforts to cooperate in connection with any filings required to be made with FINRA in that regard on or prior to the filing of any Registration Statement.

(xi) (A) make reasonably available for inspection by any Holder, and any attorney, accountant or other agent retained by any Holder, and if applicable any underwriter, investment banker, broker-dealer or manager all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such person or entity in connection with a Registration Statement, in each case as is customary for similar due diligence examinations; provided however that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by such person or entity , unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further, that if the foregoing inspection and information gathering would otherwise disrupt the Company’s conduct of its business, such inspection and information gathering shall to the greatest extent possible, be coordinated on behalf of the persons and/or entities entitled thereto by one counsel designated by such persons and /or entities.

(xii) In the event that any broker-dealer registered under the Exchange Act shall be an “affiliate” (as defined in Rule 2720(b)(1) of the FINRA Rules (or any successor provision thereto)) of the Company or has a “conflict of interest” (as defined in Rule 2720(b)(7) of the FINRA Rules (or any successor thereto)) and such broker-dealer shall assist in the distribution of any Shares covered by a Registration Statement, whether as a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker -dealer in complying with the requirements of the FINRA Rules, including, without limitation, by providing such information to such broker -dealer as may be required in order for such broker- dealer to comply with the requirements of the FINRA Rules.

(xiii) enter into and perform customary agreements (including, without limitation, if applicable, underwriting and indemnification and contribution agreements in customary form), provide opinions of counsel and “cold comfort” letters, officer’s certificates and other customary closing documents.

(xiv) cause the Company’s President and Chief Financial Officer to attend and participate in up to one “road show” and other information meetings organized by the underwriter to the same extent as has historically occurred in a primary offering of Common Stock by the Company.

(b) The Company may require each Holder of Shares as to which any registration is being effected to (i) furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and (ii) otherwise agree to comply with the Securities Act and the Exchange Act in connection with the registration and distribution of the Shares.

(c) Upon receipt of any notice from the Company of the happening of any event of the kind described in clause (iv)(e) of Section 5(a) hereof or, after six months following the date on which the Shelf Registration Statement becomes effective, to the extent the Board of Directors of the Company otherwise reasonably determines in good faith that the continued effectiveness of the filing of such Registration Statement at such time would be materially detrimental to the Company and it is therefore necessary to suspend the filing of such Registration Statement, the Company may suspend the effectiveness of such Registration Statement for a period of time (the “Noneffective Period”), provided that such periods shall not exceed 90 days in any 12 month period and such Holder will forthwith discontinue such Holder’s disposition of Shares pursuant to the registration statement relating to such Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (iv)(e) of Section 5(a) hereof, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, if so directed by the Company, such Holder will promptly deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Shares current at the time of receipt of such notice. The Company has no knowledge of the happening of any event of the kind described in clause (iv)(e) of Section 5(a) hereof as of the execution of this Agreement.

(d) If the Company suspends a Registration Statement or requires Holders to cease sales of Shares pursuant to this Section 5, the Company shall, as promptly as practicable following the termination of the circumstances that entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Registration Statement and/or give written notice to all Holders of Shares authorizing them to resume sales pursuant to such Registration Statement.

6. Registration Expenses. The costs and expenses (other than (a) underwriting discounts or commissions, and other fees, expenses or costs payable to any underwriter, broker or dealer or similar securities industry professionals with respect to the Shares being sold, (b) printing fees, messenger fees, mailing and delivery fees and expenses, (c) the expenses incurred in connection with making road show presentations and holding meetings with potential investors and (d) fees and disbursements of counsel for the Holders, all of which shall be paid by the Holders) of all registrations and qualifications under the Securities Act, and all other actions that the Company is required to take or effect pursuant to this Agreement, shall be paid by the Company, except as otherwise provided herein, including, without limitation, all registration and filing fees, accounting fees and disbursements (including without limitation the expenses of any audit and/or “cold comfort” letters) for the Company’s auditors, costs of clearing the Shares for sale, the fees and expenses of experts and other persons or entities retained by the Company, the Company’s travel and employee expenses, premiums and other costs of insurance arising out of the public offering of the Shares, counsel, filing and other fees and expenses relating to blue-sky compliance and listing of the Shares on any applicable exchange pursuant to the terms of this Agreement and fees and disbursements of counsel for the Company.

7. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder owning Shares registered pursuant to this Agreement, such Holder’s Affiliates, and their respective officers, directors, employees and agents, and each Person, if any, who controls any such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of Sections 7 through 9 of this Agreement as a “Holder”), from and against any and all losses, claims, damages and liabilities (including without limitation, subject to Section 8, the reasonable legal fees and other reasonable out-of-pocket expenses incurred in investigating, responding to or defending against any claim, challenge, litigation, investigation or proceeding, including without limitation, all costs of appearing as a witness in any claim, challenge, litigation, investigation or proceeding) arising out of: (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which any Shares were registered under the Securities Act, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary, in the case of any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made, to make the statements therein not misleading, (iii) any blue sky application, or other document executed by the Company or any written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof; (iv) any failure to register or qualify the Shares included in a Registration Statement in any state; or (v) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, amendment, supplement or Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such participating Holder or any other Person who participates as an underwriter in the offering or sale of such securities, in either case specifically stating that it is for use in the preparation thereof or that is corrected in any subsequent prospectus that was delivered to Holders at least two business days prior to the relevant sale date. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any participating Holder or any such underwriter or controlling Person and shall survive the transfer of such securities by the Holder.

(b) Indemnification by Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless, the Company, the directors, and officers of the Company and each Person, if any, who controls the Company within the meaning of Section 13 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity contained in Section 7(a) from the Company to the Holders, as incurred, but only with respect to information relating to such Holder in conformity with such written information as furnished to the Company in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus or Issuer Free Writing Prospectus, or any amendment or supplement thereto. In no event shall the liability of any Holder exceed the total proceeds to such Holder from sales under the applicable Registration Statement less any commissions, fees, expenses and discounts arising out of the applicable sale of Shares and less any amounts previously paid with respect to such matter.

(c) Other Indemnification. If requested by a broker or dealer selling for one or more Holders under the Shelf Registration Statement, including, without limitation, in a potential “block trade”, the Company will provide indemnification and contribution similar to Sections 8 and 9, with appropriate modifications, in connection with such transaction.

8. Conduct of Indemnification Proceedings. If any claim, challenge, litigation, investigation or proceeding (including any governmental or regulatory investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of Section 7(a) or Section 7(b), such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Person”) in writing; provided that (i) the omission to so notify the Indemnifying Party shall not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission to so notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of Sections 7 through 9 of this Agreement. In case any such claim, challenge, litigation, investigation or proceeding is brought against any Indemnified Person and it notifies the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person as contemplated by the preceding sentence or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Holders and such control Persons of the Holders shall be designated in writing by such Holders and any such separate firm for the Company, the directors and officers of the Company and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any pending or threatened proceeding effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify in accordance with, and subject to the limitations of, Section 7(a) and Section 7(b) above, as the case may be, any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything in this Section 8 to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by Sections 7 through 9 of this Agreement, the Indemnifying Party shall be liable for any settlement of any Proceedings effected without its written consent if (i) such settlement is entered into more than (x) 60 days after receipt by the Indemnifying Party of such request for reimbursement and (y) 30 days after receipt by the Indemnified Party of the material terms of such settlement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld), effect any settlement of any pending proceeding in respect of which any Indemnified Person is a party or of any threatened proceeding in respect of which any Indemnified Person could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

9. Contribution, etc.

(a) If the indemnification provided for in Sections 6 through 8 of this Agreement is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand with respect to the sale by such Holder of Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of such Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and such Holder on the other shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Holders agree that it would not be just and equitable if contribution pursuant to Sections 7 through 9 of this Agreement were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to in this Section 9. The amount paid or payable by an Indemnified Person as a result of losses, claims, damages and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth in Sections 7 and 8 above, any reasonable legal or other reasonable out-of-pocket expenses incurred by such Indemnified Person not otherwise reimbursed in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 7 through 9 of this Agreement, in no event shall any Holder be required to contribute any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Shares pursuant to any Registration Statement net of all commissions, fees, expenses and discounts exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(c) The remedies provided for in Sections 7 through 9 of this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(d) The indemnity and contribution agreements contained in Sections 7 through 9 of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, the officers or directors of each of the Company or any other Person controlling the Company and (iii) the sale by a Holder of Shares covered by any Registration Statement.

10. Private Placement. The Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Shares pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act; provided, however, that no such private placement or transaction may be made by any Holders that would result in any purchaser or its Affiliates owning 5% or more of the Common Stock following such transaction.

11. Interpretation; Construction.

(a) In this Agreement, unless otherwise indicated, (i) references to articles, sections (or subdivisions of sections), recitals, preambles, schedules or exhibits are to those of this Agreement, (ii) uses of the singular of a term defined collectively are references to such singular item and uses of the plural of a term defined singularly are references to the collection of such items, (iii) references to any governmental rules shall be construed to include any and all amendments, modifications, supplements thereto or restatements or replacements thereof enacted or implemented subsequent to the date hereof, (iv) references to a number of securities or Shares, such numbers shall be appropriately adjusted to reflect any recapitalization, (v) references to agreements and other contractual instruments shall be deemed to include all appendices, schedules, exhibits, annexes and attachments attached thereto and all subsequent amendments, restatements and other modifications to such agreements, (vi) references to any Person include such Person’s permitted successors and assigns, (vii) the words “herein,” “hereof,” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular article, section, subsection or clause contained in this Agreement, (viii) the term “including” shall not be limiting or exclusive, unless specifically indicated to the contrary and (ix) references to “dollars” or “$” are to U.S. dollars.

(b) The preamble and recitals of this Agreement are hereby incorporated by reference and shall be construed for all purposes as being part of this Agreement, and each applicable party represents to their accuracy.

(c) This Agreement has been negotiated and drafted jointly by the respective parties hereto and their attorneys, and the language hereof will not be construed for or against either party.

12. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (iii) one (1) business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (iv) seven (7) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to the Company:		Massey Energy Company
4 North 4th Street
Richmond, Virginia 23219
Facsimile: (804) 788-1804
	Attention:	Richard R. Grinnan
Vice President and Corporate Secretary

With a copy to:		Troutman Sanders LLP
(which shall not		1001 Haxall Point
constitute notice)		Richmond, Virginia 23219
Facsimile: (804) 697-1339
	Attention:	David M. Carter
R. Mason Bayler, Jr.

If to the Holders:		Richard B. Gilliam
c/o Cumberland Development Company LLC
650 Peter Jefferson Parkway
Suite 230
Charlottesville, Virginia 22911
Facsimile: (434) 245-1152

With a copy to:		McGuire Woods LLP
(which shall not		One James Center
constitute notice)		901 East Main Street
Richmond, Virginia 23219
Facsimile: (804) 225-5344
Attention: Clifford A. Cutchins, IV

13. Governing Law; Jurisdiction; Waiver of Jury Trial; Service of Process. (a) THE LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REGARD TO ANY JURISDICTION’S CONFLICT-OF-LAWS PRINCIPLES) EXCLUSIVELY GOVERN ALL MATTERS BASED UPON, ARISING OUT OF, OR RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ALL DISPUTES, CLAIMS, OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AS WELL AS THE INTERPRETATION, CONSTRUCTION, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF VIRGINIA OR, IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE CIRCUIT COURT OF WASHINGTON COUNTY, VIRGINIA (THE “CHOSEN COURTS”). THE PARTIES HEREBY (I) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVE ANY OBJECTION, TO THE FULLEST EXTENT PERMITTED BY LAW, TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVE ANY OBJECTION, TO THE FULLEST EXTENT PERMITTED BY LAW, THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO, (IV) AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12 (NOTICES) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND (V) AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

(b) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Remedies. The parties acknowledge and agree that the remedy at law for any breach hereunder would be inadequate and that each of them shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such breach. The rights and remedies provided herein shall be cumulative and not exclusive of any other rights or remedies available to a party and the failure by a party to exercise a right hereunder shall not operate as a waiver of a breach nor shall it prevent such party from doing so later with respect to such breach or any subsequent breach.

15. Amendments, Waivers. This Agreement may be amended and the terms and conditions of this Agreement may be waived, only by a written instrument, signed by the Company and the holders of a majority of the Shares provided however that no right of any Holder may be waived or altered, and no obligation of any Holder may be created or increased without the prior written consent of such Holder.

16. Assignment; Certain Specified Third Party Beneficiaries. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a Holder unless such assignment is in connection with the transfer of Shares to an Affiliate of such Holder, to a third party by gift or to a third party in connection with a private sale made during a Noneffective Period and (i) such transferee of the Shares that is not a party to this Agreement shall have executed and delivered to the Secretary of the Company a properly completed joinder agreement (a “Joinder Agreement”) substantially in the form of Exhibit B, and (ii) the Holder transferring the Shares shall have delivered to the Secretary of the Company written notice of such transfer setting forth the name of such Holder, the name and address of the transferee and the number of Shares that shall have been so transferred. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the parties hereto, their permitted successors and assigns and any Indemnified Person.

17. Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, express or implied, oral or written.

18. Severability. Any term or provision hereof that is held by a tribunal of competent authority to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof and the scope, duration, or applicability of the invalid, void or unenforceable term or provision shall be amended to delete the necessary words or phrases, or to replace such term or provision with a term or provision that is valid and enforceable, so as to come as close as possible to achieving the economic, legal, or other purposes of such unenforceable term or provision.

19. Further Assurances. Each Party shall do and perform or cause to be done and performed all such further acts and shall execute, amend and deliver all such other agreements, certificates, instruments and documents and give such further written assurances as the other party may reasonably request in order to evidence and give effectiveness to the transactions contemplated hereby and carry out the intent of this Agreement.

20. Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in writing by the Parties, this Agreement (other than Section 6, Sections 7 through 9 and Sections 11 through 22 hereof, which shall survive) shall terminate and be of no force and effect upon the later to occur of (a) the termination of the Company’s obligation to keep the Shelf Registration Statement effective pursuant to Section 3 and (b) the termination of the Company’s obligation to keep the Demand Registration Statement effective pursuant to Section 4.

21. Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart and copies produced therefrom shall have the same effect as an original. To the extent applicable, the foregoing constitutes the election of the parties to invoke any federal or state law authorizing electronic signatures.

22. Certificates. The Company agrees to use its commercially reasonable efforts to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Shares which can be freely traded without registration and without volume limitations under Rule 144 promulgated under the Securities Act.

23. Other Registration Rights. The Company shall not grant registration rights that would permit any person who or entity which is a third party to piggy-back on, or otherwise include Common Stock in either Registration Statement.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

MASSEY ENERGY COMPANY

By:	Baxter F. Phillips, Jr.
Baxter F. Phillips, Jr.
President

HOLDERS

By:	Richard B. Gilliam
Richard B. Gilliam

By:	Marvin Gilliam, Jr.
Marvin Gilliam, Jr.

By:	C.E. Bolton, Jr.
C.E. Bolton, Jr.

By:	Robert F. Stallard
Robert F. Stallard

Signature Page to Registration Rights Agreement

EXHIBIT A

Holders

Richard B. Gilliam

Marvin Gilliam, Jr.

C.E. Bolton, Jr.

Robert F. Stallard

EXHIBIT B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT is made and entered into by the undersigned with reference to the following facts:

Reference is made to the Registration Rights Agreement, dated as of April 19, 2010, as amended (the “Agreement”), by and among Massey Energy Company, a Delaware corporation (the “Company”), the Holders, (as defined therein) and any other parties identified on the signature pages of any joinder agreements substantially similar to this Joinder Agreement executed and delivered pursuant to Section 17 of the Registration Rights Agreement. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings ascribed thereto in the Agreement.

The undersigned hereby acknowledges that matters pertaining to the registration of such Shares is governed by the Agreement, and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound as a Holder by the terms of the Agreement, as the same has been or may be amended from time to time.

This Joinder Agreement shall bind, and inure to the benefit of, the parties hereto and their respective devisees, heirs, personal and legal representatives, executors, administrators, successors and assigns. This Joinder Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard or giving effect to its principles of conflicts of law.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of                     .

(Print Name of Additional Party)

By:
Name:
Title:

Address and Facsimile Number for Notices:

I.R.S. I.D. #:

Acknowledged and Agreed by:

MASSEY ENERGY COMPANY

By:
Name:
Title: